Exhibit 10.33

FOURTH AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of February 25, 2015 (the “Fourth Amendment Date”), and is effective as of February 1, 2015, and is entered into by between MERRIMACK PHARMACEUTICALS, INC., a Delaware corporation, and each of its Subsidiaries that from time to time becomes a party hereto (hereinafter collectively referred to as “Borrower”), and HERCULES TECHNOLOGY GROWTH CAPITAL, INC., a Maryland corporation (“Lender”).

RECITALS

A. Borrower and Lender entered into that certain Loan and Security Agreement, dated as of November 8, 2012, as amended by that certain Amendment, Consent and Waiver, dated as of July 10, 2013, as amended by that certain Second Amendment to Loan and Security Agreement dated as of June 25, 2014, and as further amended by that certain Third Amendment to Loan and Security Agreement dated as of November 6, 2014 (as may be further amended, modified or restated from time to time, the “Loan Agreement”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement.

B. Borrower and Lender wish to provide 2015 Term Advances, part of which shall be used to refinance the existing 2012 Term Advances, in an aggregate principal amount of up to $55,000,000.

C. Borrower and Lender have agreed to amend the Loan Agreement upon the terms and conditions more fully set forth herein.

AGREEMENT

NOW, THEREFORE, the parties hereto agree as follows:

1. Amendments.

1.1 Recital A. Recital A of the Loan Agreement is amended in its entirety and replaced with the following:

“A. Borrower has requested Lender to make available to Borrower Term Advances in an aggregate principal amount of up to $55,000,000 (the “Term Loan”); and”

1.2 Section 1.1 (Definitions and Rules of Construction). The following definitions set forth in Section 1.1 of the Loan Agreement shall be amended in their entirety and replaced with the following:

“Equity Event” is the sale or issuance, after the Fourth Amendment Date but before the first anniversary of the Fourth Amendment Date, of Merrimack’s equity securities to institutional accredited investors in a private financing exempt from registration under the Securities Act of 1933, as amended, for the primary purpose of raising capital; provided that in no event shall the issuance of equity securities in connection with a transaction that includes a commercial relationship (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements) be considered an Equity Event.

“Facility Charge” means Three Hundred Thousand Dollars ($300,000).

“Interest Rate” means for any day a per annum rate of interest equal to (a) prior to the occurrence of the Draw Period Milestone Event, the greater of (i) 10.55% plus the United States Prime Rate as reported in The Wall Street Journal minus 5.25%, and (ii) 10.55%; provided, however, such Interest Rate shall in no case exceed 12.55% per annum, and (b) commencing on the first day of the month immediately following the month in which the Draw Period Milestone Event occurred, the greater of (i) 9.45% plus the United States Prime Rate as reported in The Wall Street Journal minus 5.25%, and (ii) 9.45%; provided, however, such Interest Rate shall in no case exceed 11.45% per annum.

“Maturity Date” means November 1, 2018.

“Maximum Term Loan Amount” means Fifty-Five Million Dollars ($55,000,000).

“Note(s)” means a promissory note or promissory notes to evidence Lender’s Loans.

“Term Advance” means the 2012 Term Advances and the 2015 Term Advances.

1.3 Section 1.1 (Definitions and Rules of Construction). The Loan Agreement is amended by inserting the following new definitions to appear alphabetically in Section 1.1 thereof:

“2012 Term Advance” and “2012 Term Advances” shall have the meaning assigned to such terms in Section 2.1(a)(i) hereof.

“2015 Commitment Fee” means Twenty Thousand Dollars ($20,000), which fee Lender received prior to the Fourth Amendment Date, and shall be deemed fully earned on such date regardless of the early termination of this Agreement, and which shall be applied to Lender’s non-legal costs and expenses on or prior to the Fourth Amendment Date.

“2015 Facility Charge” means One Hundred Fifty Thousand Dollars ($150,000).

“2015 Term A Advance” shall have the meaning assigned to such term in Section 2.1(a)(ii) hereof.

“2015 Term Advance” and “2015 Term Advances” shall have the meaning assigned to such term in Section 2.1(a)(ii) hereof.

“2015 Term B Advance” shall have the meaning assigned to such term in Section 2.1(a)(ii) hereof.

“Amortization Date” means (a) with respect to the 2015 Term A Advance, June 1, 2016, and (b) with respect to the 2015 Term B Advance, (i) if the 2015 Term B Advance is drawn on or prior to May 31, 2016, the Amortization Date shall mean June 1, 2016, and (ii) if the 2015 Term B Advance is drawn after May 31, 2016, but on or prior to August 1, 2016, the Amortization Date shall mean the first (1st) Business Day of the month following the month in which the funding date of the 2015 Term B Advance occurs; provided, however, in the case of (a) and (b)(i), that if the Draw Period Milestone Event occurs, at the written request of Borrower which must be delivered to Lender prior to June 1, 2016, the Amortization Date shall mean December 1, 2016.

“Business Day” means any day other than Saturday, Sunday and any other day on which banking institutions in the State of California are closed for business.

“Draw Period” means the period commencing upon the occurrence of the Draw Period Milestone Event and ending on the earlier to occur of (i) August 1, 2016 and (ii) an Event of Default.

“Draw Period Milestone Event” means, after the Fourth Amendment Date, but on or prior to May 1, 2016, the receipt by Borrower of a letter from the U.S. Food and Drug Administration indicating that the New Drug Application for Borrower’s MM-398 product candidate has been approved.

“Fourth Amendment Date” shall have the meaning assigned to such term in the preamble of the Fourth Amendment to Loan and Security Agreement dated as of February 25, 2015 and effective as of February 1, 2015, between Borrower and Lender.

1.4 Section 2.1(a) (Advances). Section 2.1(a) of the Loan Agreement is amended in its entirety and replaced with the following:

“(a) Advances.

(i) 2012 Term Advances. Subject to the terms and conditions of this Agreement, Lender will make, and Borrower agrees to draw, a 2012 Term Advance of $25,000,000 (the “First Tranche”) on the Closing Date. Beginning on the Closing Date, and continuing through December 15, 2012, Borrower may request and Lender shall make one additional 2012 Term Advance in an aggregate amount up to $15,000,000 (the “Second Tranche”, and together with the First Tranche, each, a “2012 Term Advance” and collectively, the “2012 Term Advances”). The aggregate outstanding 2012 Term Advances shall in no event exceed Forty Million Dollars ($40,000,000).

(ii) 2015 Term Advances. Subject to the terms and conditions of this Agreement, Lender will make, and Borrower agrees to draw, one (1) 2015 Term Advance of Forty Million Dollars ($40,000,000) on the Fourth Amendment Date, which shall be used to refinance the 2012 Term Advances in the outstanding principal amount equal to $40,000,000 concurrently with the Fourth Amendment Date (the “2015 Term A Advance”). Subject to the terms and conditions of this Agreement, during the Draw Period, Borrower may request and Lender will make one (1) additional 2015 Term Advance in an amount of up to Fifteen Million Dollars ($15,000,000) (the “2015 Term B Advance”). The 2015 Term A Advance and the 2015 Term B Advance are each hereinafter referred to as a “2015 Term Advance” and collectively as the “2015 Term Advances.” The aggregate outstanding 2015 Term Advances shall in no event exceed the Maximum Term Loan Amount. Proceeds of any 2015 Term Advance shall first be deposited into an account that is subject to a first priority perfected security interest in favor of Lender perfected by an Account Control Agreement.”

1.5 Section 2.1(b) (Advance Request). Section 2.1(b) of the Loan Agreement is amended in its entirety and replaced with the following

“(b) Advance Request. To obtain a 2015 Term Advance, Borrower shall complete, sign and deliver an Advance Request (which, as to the 2015 Term B Advance, shall be at least five (5) Business Days before the Advance Date) and Note (if required by Lender) to Lender. Lender shall fund the 2015 Term Advances in the manner requested by the Advance Request provided that each of the conditions precedent in Section 4.2 of this Agreement applicable to such 2015 Term Advance is satisfied as of the requested Advance Date.”

1.6 Section 2.1(d) (Payment). Section 2.1(d) of the Loan Agreement is amended in its entirety and replaced with the following

“(d) Payment. Borrower will pay interest on each 2015 Term Advance in arrears on the first (1st) Business Day of each month, beginning the month after the Advance Date. Commencing on the Amortization Date, and continuing on the first (1st) Business Day of each month thereafter, until and including the Maturity Date, Borrower shall repay the aggregate principal balance of 2015 Term Advances that are outstanding on the day immediately preceding the Amortization Date in equal monthly installments of principal and interest (mortgage style) based upon an amortization schedule equal to thirty (30) consecutive months. The entire principal balance of the 2015 Term Advances and all accrued but unpaid interest hereunder, and all other Secured Obligations with respect to the 2015 Term Advances, shall be due and payable on the Maturity Date. Borrower shall make all payments under this Agreement without setoff, recoupment or deduction and regardless of any counterclaim or defense. Lender will initiate debit entries to Borrower’s account as authorized on the ACH Authorization (i) on each payment date of all periodic obligations payable to Lender under each 2015 Term Advance and (ii) after reasonable advance notice to Borrower, out-of-pocket legal fees and costs incurred by Lender in connection with Section 11.11 of this Agreement. Once repaid, a 2015 Term Advance or any portion thereof may not be reborrowed.”

1.7 Section 2.5 (Final Payment). Section 2.5 of the Agreement is amended to read as follows:

“2.5 Final Payment.

(i) 2015 Term A Advance. On the soonest to occur of (i) November 1, 2016, (ii) the date that Borrower prepays the entire principal amount and accrued interest of the 2015 Term A Advance, and (iii) the entire principal amount and accrued interest of the 2015 Term A Advance becomes due, Borrower shall pay Lender a fee equal to $1,200,000.

(ii) 2015 Term B Advance. Provided Borrower has drawn the 2015 Term B Advance, on the soonest to occur of (i) the Maturity Date, (ii) the date that Borrower prepays the entire principal amount and accrued interest of the 2015 Term B Advance, and (iii) the entire principal amount and accrued interest of the 2015 Term B Advance becomes due, Borrower shall pay Lender an additional fee equal to one percent (1.0%) of the 2015 Term B Advance. Notwithstanding the required payment date of such charge, it shall be deemed earned by Lender as of the funding date of the 2015 Term B Advance.”

1.8 Section 2.6 (Notes). The Loan Agreement is amended by inserting the following new provision to appear as Section 2.6 thereof:

“2.6 Notes. If so requested by Lender by written notice to Borrower, then Borrower shall execute and deliver to Lender (and/or, if applicable and if so specified in such notice, to any Person who is an assignee of Lender pursuant to Section 11.13), promptly after Borrower’s receipt of such notice, a Note or Notes to evidence Lender’s Loans.”

1.9 Section 11.2(a) (Notice). Section 11.2(a) of the Loan Agreement is amended by inserting the following text to appear at the end thereof:

“and to:

Christine Fera

Email: cfera@herculestech.com and legal@herculestech.com”

2. BORROWER’S REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that:

(a) Immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing with respect to which Borrower has not been notified in writing by Lender;

(b) The certificate of incorporation, bylaws and other organizational documents of Borrower previously delivered to Lender remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(c) The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower;

3. EFFECTIVENESS. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

3.1 Amendment. Borrower and Lender shall have duly executed and delivered to Lender (i) this Amendment, (ii) a legal opinion of Borrower’s counsel, and (iii) all other documents and instruments reasonably required by Lender to effectuate the transactions contemplated hereby, in all cases in form and substance reasonably acceptable to Lender.

3.2 No Default. As of the Fourth Amendment Date, no fact or condition exists that would (or would, with the passage of time, the giving of notice, or both) constitute an Event of Default.

3.3 Fees and Expenses. Borrower shall have paid to Lender with respect to this Amendment (i) the 2015 Commitment Fee, (ii) the 2015 Facility Charge, and (iii) an amount equal to the documented out-of-pocket costs and expenses and reasonable attorneys’ fees that Lender incurred in connection with this Amendment.

4. COUNTERPARTS. This Amendment may be signed in any number of counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

5. INTEGRATION. This Amendment contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, and no extrinsic evidence may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment.

[signature page follows]

IN WITNESS WHEREOF, the parties have duly authorized and caused this Amendment to be executed as of the Fourth Amendment Date.

BORROWER:

MERRIMACK PHARMACEUTICALS, INC.

By:	/s/ William A. Sullivan
Name:	William A. Sullivan
Title:	Chief Financial Officer and Treasurer

LENDER:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:	/s/ Ben Bang
Name:	Ben Bang
Title:	Associate General Counsel